UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SSD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On March 30, 2022, Simpson Manufacturing Co., Inc. (the “Company”) entered into that certain Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), among the Company, the subsidiaries of the Company party thereto as guarantors, the lenders party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the other parties party thereto. The Amended and Restated Credit Agreement amends and restates in its entirety that certain Credit Agreement, dated as of July 27, 2012, among the Company, the subsidiaries of the Company party thereto as guarantors, the lenders party thereto, Wells Fargo, as administrative agent, and the other parties party thereto, as amended.

The Amended and Restated Credit Agreement provides for a 5-year revolving credit facility of $450,000,000 (the “Revolving Credit Facility”), which includes a letter of credit subfacility of up to $50,000,000, and for a 5-year term loan facility of $450,000,000 (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”). Borrowings in the amount of $250,037,500 under the Revolving Credit Facility and $450,000,000 under the Term Loan Facility will be used to finance a portion of the purchase price of the Company’s previously-announced acquisition of the Etanco Group. The Company has the ability to increase the principal amount of the Credit Facilities by an additional amount equal to the greater of $300,000,000 and 100% of consolidated EBITDA for the most recently ended fiscal quarter, by obtaining additional commitments from existing lenders or new lenders and satisfying certain other customary conditions.

The Company is required to pay an annual revolving credit facility fee of 0.10% to 0.25% per annum on the available commitments under the Revolving Credit Facility, regardless of usage, with the applicable fee determined on a quarterly basis based on the Company’s net leverage ratio. The Company is also required to pay customary fees as specified in separate fee agreements between the Company, Wells Fargo and/or other arrangers.

Amounts borrowed under the Credit Facilities will bear interest from time to time at either Base Rate, Spread Adjusted Daily Simple SOFR, Spread Adjusted Term SOFR, Adjusted Eurocurrency Rate or Daily Simple RFR, in each case, as calculated under and as in effect from time to time under the Amended and Restated Credit Agreement, plus the Applicable Margin, as defined in the Amended and Restated Credit Agreement. The Applicable Margin is determined based on the Company’s net leverage ratio, and ranges (i) from 0.00% to 0.75% per annum for amounts borrowed under the Term Loan Facility that bear interest at Base Rate, (ii) from 0.75% to 1.75% per annum for amounts borrowed under the Term Loan Facility that bear interest at Adjusted Eurocurrency Rate, Spread Adjusted Daily Simple SOFR or Spread Adjusted Term SOFR, (iii) from 0.00% to 0.50% per annum for amounts borrowed under the Revolving Credit Facility that bear interest at Base Rate, (iv) from 0.6826% to 1.5326% per annum for amounts borrowed under the Revolving Credit Facility that bear interest at Daily Simple RFR (solely to the extent denominated in pound sterling) and (v) from 0.65% to 1.50% per annum for amounts borrowed under the Revolving Credit Facility that bear interest at Daily Simple RFR (other than loans denominated in pound sterling) or Adjusted Eurocurrency Rate. Loans outstanding under the Amended and Restated Credit Agreement may be prepaid at any time without penalty except for customary breakage costs and expenses.

The Amended and Restated Credit Agreement requires the Company and its subsidiaries to comply with various customary affirmative covenants, including, without limitation, furnishing updated financial and other information, preserving existence and entitlements, maintaining properties and insurance, complying with laws, maintaining books and records, requiring any new domestic subsidiary meeting a materiality threshold specified in the Amended and Restated Credit Agreement to become a guarantor thereunder, and paying certain obligations. The Amended and Restated Credit Agreement also contains various customary negative covenants binding the Company and its subsidiaries, including, without limitation, restrictions on liens and indebtedness, investments (including restrictions on acquisitions by the Company), fundamental changes, dividends and distributions, sales and leasebacks, transactions with affiliates, burdensome agreements, use of proceeds, maintenance of business, amendments of organizational documents, accounting changes, and prepayments and modifications of subordinated debt, in each case, subject to specified exceptions.

The Amended and Restated Credit Agreement requires the Company to comply with two financial maintenance covenants, each calculated on a consolidated basis. The Company has to maintain a maximum consolidated net leverage ratio of not greater than 3.25 to 1.00 as of the last day of each fiscal quarter, subject to a step-up, at the Company’s election, to 3.75 to 1.00 for four consecutive fiscal quarters following an acquisition above a specified threshold. The Company has to maintain a minimum consolidated interest coverage ratio of not less than 2.50 to 1.00 as of the last day of each fiscal quarter.

The Amended and Restated Credit Agreement contains customary events of default, including, without limitation, failure to make a payment when due, default on various covenants in the Amended and Restated Credit Agreement, breach of representations or warranties, cross-default on other material indebtedness, bankruptcy or insolvency, occurrence of certain judgments and certain events under the Employee Retirement Income Security Act of 1974, invalidity of loan documents, or change of control. If any event of default occurs and is continuing under the Amended and Restated Credit Agreement, the lenders may terminate their commitments and may require the Company and its guarantors to repay outstanding debt and/or to provide a cash deposit as additional security for outstanding letters of credit.

In the ordinary course of business, certain of the lenders under the Amended and Restated Credit Agreement and their affiliates have provided to the Company and its subsidiaries, and may in the future provide, (i) investment banking, commercial banking cash management, foreign exchange or other financial services, and (ii) services as a bond trustee and other trust and fiduciary services, for which they have received compensation and may receive compensation in the future.

The foregoing summary of the material terms of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement among the Company, the subsidiaries of the Company party thereto as guarantors, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	April 4, 2022	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer

3